SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
October 28, 2005
ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)
(972) 348-5100
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into a Material Definitive Agreement
     On October 28, 2005, Alliance Data Systems Corporation and certain of its subsidiaries (collectively, the “Company”) entered into amendments to the Company’s three credit facilities to increase the amount of revolving commitments under the facilities and amend certain covenants.
     The amendment to the 3-year credit facility increased the amount of revolving commitments thereunder from $200,000,000 to $250,000,000. The amendment to the 364-day credit facility increased the amount of revolving commitments thereunder from $205,000,000 to $230,000,000. After giving effect to the three amendments, the aggregate amount of revolving commitments under the three credit facilities is $515 million. In addition, the amendments increased the aggregate amounts of commitments permitted under the three facilities from $500 million to $550 million. As a result, the Company has the right to obtain commitments under the three credit facilities for an additional $35 million in the aggregate without having to amend the credit facilities. In addition, the amendments increased the amount of restricted payments permitted under the credit facilities. Except as set forth above, the remaining terms of each credit facility remain unchanged.
Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
See discussion in Item 1.01, which is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
99.1	THIRD AMENDMENT TO CREDIT AGREEMENT (3-YEAR) dated as of October 28, 2005 by and among Alliance Data Systems Corporation, the guarantor party thereto, the banks party thereto, and Harris N.A., as administrative agent and letter of credit issuer.

99.2	FOURTH AMENDMENT TO CREDIT AGREEMENT (364-DAY) dated as of October 28, 2005 by and among Alliance Data Systems Corporation, the guarantor party thereto, the banks party thereto, and Harris N.A., as administrative agent and letter of credit issuer.

99.3	THIRD AMENDMENT TO CREDIT AGREEMENT (CANADIAN) dated as of October 28, 2005 by and among Loyalty Management Group Canada Inc., the guarantors party thereto, the banks party thereto, Bank of Montreal, as letter of credit issuer, and Harris N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: October 28, 2005	By:	/s/ Edward J. Heffernan

Edward J. Heffernan
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	THIRD AMENDMENT TO CREDIT AGREEMENT (3- YEAR) dated as of October 28, 2005 by and among Alliance Data Systems Corporation, the guarantor party thereto, the banks party thereto, and Harris N.A., as administrative agent and letter of credit issuer.

99.2	FOURTH AMENDMENT TO CREDIT AGREEMENT (364-DAY) dated as of October 28, 2005 by and among Alliance Data Systems Corporation, the guarantor party thereto, the banks party thereto, and Harris N.A., as administrative agent and letter of credit issuer.

99.3	THIRD AMENDMENT TO CREDIT AGREEMENT (CANADIAN) dated as of October 28, 2005 by and among Loyalty Management Group Canada Inc., the guarantors party thereto, the banks party thereto, Bank of Montreal, as letter of credit issuer, and Harris N.A., as administrative agent.

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